UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2024

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-39946	30-0943453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2468 Industrial Row Dr. Troy, MI	48084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 896-5243

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGFY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Amendment of Convertible Note

As previously reported, on August 14, 2024, Agrify Corporation (the “Company”) issued a junior secured promissory note (the “Junior Note”) in favor of CP Acquisitions, LLC (“CP”), an entity that is owned and managed by Raymond N. Chang, the Company’s Chairman and Chief Executive Officer, and I-Tseng Jenny Chan, a member of the Company’s Board of Directors.

On October 18, 2024, the Company and CP entered into an amendment to the Junior Note (the “Junior Note Amendment”), pursuant to which the maximum principal sum of the Junior Note would be increased from $1,500,000 to $3,000,000. The conversion price applicable to the Junior Note will remain unchanged with an exercise price of $0.001 per share, in each case at a conversion price of $3.9495 (as may be adjusted per the Junior Note).

The Junior Note bears interest at a rate of 10% per annum, will mature in full on July 1, 2025, and may be prepaid without any fee or penalty. The Junior Note is secured by the Company’s assets and ranks junior to existing secured indebtedness of the Company. The Junior Note may be converted into common stock of the Company or, at CP’s election, pre-funded warrants.

Item 3.02. Unregistered Sales of Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
4.1	Amendment No. 1 to Junior Secured Convertible Promissory Note, dated as of October 18, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIFY CORPORATION

Date: October 22, 2024	By:	/s/ Raymond Nobu Chang
Raymond Nobu Chang
Chief Executive Officer

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